                                                                   EXHIBIT 99.02


                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                     RESTATED OPERATING SEGMENT INFORMATION
                   QUARTERLY SALES AND EARNINGS INFORMATION(1)
                              (Dollars in Millions)

                                                   FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                  QUARTER    QUARTER    QUARTER    QUARTER     YEAR
SPECIALTY & PERFORMANCE
Sales
  1998                                             $ 685      $ 709      $ 700      $ 642    $ 2,736
  1997                                               742        746        710        680      2,878
  1996                                               731        751        736        705      2,923

Operating earnings
  1998                                             $ 105      $ 115      $ 122      $  15    $   357
  1997                                               138        133        123         58        452
  1996                                               126        150        147        131        554

CORE PLASTICS

Sales
  1998                                             $ 275      $ 283      $ 270      $ 243    $ 1,071
  1997                                               245        280        260        282      1,067
  1996                                               355        308        249        231      1,143

Operating earnings (losses)
  1998                                             $ (10)     $  12      $  (8)     $ (34)   $   (40)
  1997                                               (32)       (16)       (17)       (27)       (92)
  1996                                                33         (3)       (22)       (44)       (36)





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(1)  Prior period amounts have been reclassified to conform to the 1998 presentation, which is prepared in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."










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